Exhibit 99.1

EVO Reports Fourth Quarter and Year-End 2020 Results

ATLANTA--(BUSINESS WIRE)--February 25, 2021--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its fourth quarter and year-end 2020 financial results. For the fourth quarter ended December 31, 2020, reported revenue was $116.7 million compared to $129.4 million in the prior year. On a reported and currency neutral basis, revenue for the fourth quarter decreased 10%. On a GAAP basis for the quarter ended December 31, 2020, net income was $3.9 million compared to a net loss of $3.2 million in the prior year. Adjusted EBITDA decreased 7% to $44.7 million for the quarter, and on a currency neutral basis, adjusted EBITDA declined 6% compared to the prior year.

For the twelve months ended December 31, 2020, reported revenue was $439.1 million compared to $485.8 million in the prior year, a decrease of 10%. On a currency neutral basis, reported revenue for the twelve months ended December 31, 2020 decreased 8%. On a GAAP basis for the twelve months ended December 31, 2020, the Company recognized a net loss of $4.2 million, which is a significant improvement from a net loss of $23.4 million recognized in the prior year. Adjusted EBITDA decreased 9% to $146.6 million for the twelve months ended December 31, 2020. On a currency neutral basis, adjusted EBITDA declined 5% compared to the prior year.

“Our financial performance in 2020 reflects the impact of the COVID-19 pandemic, which we were able to withstand thanks to our strong partnerships with leading financial institutions, tech-enabled relationships, and the dedication of our employees in all of our markets,” said James G. Kelly, Chief Executive Officer of EVO. “Despite the challenges we faced throughout the year, we were able to secure new partnerships and invest in tech-enabled products and services to continue to serve our customers. As we continue into 2021, we are well positioned to continue to expand our distribution, both organically and through M&A.”

Outlook

We expect 2021 full-year GAAP revenue to range from $483 million to $491 million, representing growth of 10% to 12% over 2020 results. On a GAAP basis, net income is expected to range from $16 million to $24 million compared to a net loss of $4 million in 2020. Adjusted EBITDA is expected to be in the range of $170 million and $176 million, reflecting growth of 16% to 20% over 2020 adjusted EBITDA. The adjusted EBITDA margin is expected to range from 35.4% to 35.9%, reflecting expansion of 200 to 250 basis points over the 2020 EBITDA margin.

Conference Call

EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Thursday, February 25, 2021 to discuss the results. Participants may register for the conference call via the investor relations section of the Company’s website at investor.evopayments.com or at http://www.directeventreg.com/registration/event/8933917. A recording of the call will be archived on the Company's investor relations website following the live call.

Additional Resources

To assist in understanding the impact COVID-19 is having on our business, the Company has posted a summary of its recent payment volume trends on its investor relations website at https://investor.evopayments.com/4Q20paymentvolume.

Forward-Looking Statements

This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the continuing impact of the COVID-19 pandemic on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments; (2) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (3) the impact of substantial and increasingly intense competition; (4) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (5) the effects of global economic, political, market, health and other conditions, including the impact of the COVID-19 pandemic; (6) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws; (7) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (8) failures in our processing systems, software defects, computer viruses, and development delays; (9) degradation of the quality of the products and services we offer, including support services; (10) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (11) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation; (12) increased customer, referral partner, or sales partner attrition; (13) the incurrence of chargebacks; (14) failure to maintain or collect reimbursements; (15) fraud by merchants or others; (16) the failure of our third-party vendors to fulfill their obligations; (17) failure to maintain merchant and sales relationships or financial institution alliances; (18) ineffective risk management policies and procedures; (19) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (20) damage to our reputation, or the reputation of our partners; (21) seasonality and volatility; (22) our inability to recruit, retain and develop qualified personnel; (23) geopolitical and other risks associated with our operations outside of the United States; (24) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (25) increases in card network fees; (26) failure to comply with card networks requirements; (27) a requirement to purchase the equity interests of our eService subsidiary in Poland held by our JV partner; (28) changes in foreign currency exchange rates; (29) future impairment charges; (30) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (31) the planned phase out of LIBOR and the transition to other benchmarks; (32) restrictions imposed by our credit facilities and outstanding indebtedness; (33) participation in accelerated funding programs; (34) failure to enforce and protect our intellectual property rights; (35) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions; (36) impact of new or revised tax regulations; (37) legal proceedings; (38) our dependence on distributions from EVO Investco LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined in our public filings) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (39) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (40) the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended; (41) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (42) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (43) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under “Risk Factors” contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted EBITDA and adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, and transition, acquisition and integration costs. Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company. The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements. Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. Pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus, our weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares. Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon conversion of the Company’s Series A convertible preferred stock.

Net Debt to Adjusted EBITDA ratio is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% change	2020	2019	% change

Revenue	$116,673	$129,380	(10%)	$439,101	$485,778	(10%)
Operating expenses:
Cost of services and products	21,302	23,465	(9%)	84,336	96,365	(12%)
Selling, general and administrative	59,097	71,334	(17%)	250,676	267,926	(6%)
Depreciation and amortization	21,808	23,647	(8%)	85,924	92,059	(7%)
Impairment of intangible assets	20	2,596	(99%)	802	13,101	(94%)
Total operating expenses	102,227	121,042	(16%)	421,738	469,451	(10%)
Income from operations	14,446	8,338	73%	17,363	16,327	6%
Other income (expense):
Interest income	315	604	(48%)	1,172	2,872	(59%)
Interest expense	(6,244)	(10,006)	38%	(30,160)	(44,011)	31%
Income from investment in unconsolidated investees	146	124	18%	456	560	(19%)
Gain on investment in equity securities	1,824	-	NM	17,574	-	NM
Other income, net	1,798	2,937	(39%)	2,551	5,434	(53%)
Total other expense	(2,161)	(6,341)	66%	(8,407)	(35,145)	76%
Income (loss) before income taxes	12,285	1,996	515%	8,956	(18,818)	NM
Income tax expense	(8,423)	(5,166)	(63%)	(13,122)	(4,548)	(189%)
Net income (loss)	3,862	(3,170)	NM	(4,166)	(23,366)	82%
Less: Net income attributable to non-controlling interests in consolidated entities	1,545	3,079	(50%)	7,189	7,877	(9%)
Less: Net income (loss) attributable to non-controlling interests of EVO Investco, LLC	1,253	(2,815)	NM	(9,679)	(21,138)	54%
Net income (loss) attributable to EVO Payments, Inc.	1,064	$(3,434)	NM	(1,676)	$(10,105)	83%
Less: Accrual of redeemable preferred stock paid-in-kind dividends	2,397			6,528
Net loss attributable to Class A common stock	$(1,333)			$(8,204)

Earnings per share
Basic	($0.03)	($0.09)		($0.20)	($0.31)
Diluted	($0.03)	($0.09)		($0.20)	($0.31)
Weighted average Class A common stock outstanding
Basic	43,572,332	37,835,749		41,980,163	32,720,370
Diluted	43,572,332	37,835,749		41,980,163	32,720,370

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$418,439	$304,089
Accounts receivable, net	17,052	15,881
Other receivables	20,128	24,438
Due from related parties	625	1,125
Inventory	5,221	9,128
Settlement processing assets	285,705	328,637
Other current assets	14,659	12,867
Total current assets	761,829	696,165
Equipment and improvements, net	83,606	94,464
Goodwill, net	383,108	378,838
Intangible assets, net	217,077	257,560
Investment in unconsolidated investees	839	2,078
Deferred tax assets	234,749	210,275
Operating lease right-of-use assets	35,124	45,664
Investment in equity securities, at fair value	25,526	-
Other assets	15,863	21,360
Total assets	$1,757,721	$1,706,404

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$13,718	$33,103
Current portion of long-term debt	4,628	8,744
Accounts payable	9,482	13,584
Accrued expenses	113,127	110,079
Settlement processing obligations	446,344	449,302
Current portion of operating lease liabilities, inclusive of related party liability of $1.1 million and $1.2 million at December 31, 2020 and December 31, 2019, respectively	6,614	7,087
Due to related parties	5,124	7,325
Total current liabilities	599,037	629,224
Long-term debt, net of current portion	579,162	693,169
Due to related parties	185	385
Deferred tax liabilities	13,957	17,260
Tax receivable agreement obligations, inclusive of related party liability of $164.3 million and $141.1 million at December 31, 2020 and December 31, 2019, respectively	173,890	150,274
ISO reserves	2,942	2,758
Operating lease liabilities, net of current portion, inclusive of related party liability of $2.2 million and $3.2 million at December 31, 2020 and December 31, 2019, respectively	30,968	41,703
Other long-term liabilities	7,047	1,830
Total liabilities	1,407,188	1,536,603
Commitments and contingencies
Redeemable non-controlling interests	1,055,633	1,052,448
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 and 0 shares at December 31, 2020 and December 31, 2019, respectively. Liquidation preference: $158,647 and $0 at December 31, 2020 and December 31, 2019, respectively	154,118	-
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 46,401,607 and 41,233,954 shares at December 31, 2020 and December 31, 2019, respectively	5	4
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 32,163,538 and 34,163,538 shares at December 31, 2020 and December 31, 2019	3	3
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 1,720,425 and 2,321,955 shares at December 31, 2020 and December 31, 2019, respectively	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 2,390,870 and 4,354,978 shares at December 31, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	-	-
Accumulated deficit attributable to Class A common stock	(675,209)	(587,358)
Accumulated other comprehensive income (loss)	1,045	(1,948)
Total EVO Payments, Inc. shareholders' deficit	(674,156)	(589,299)
Nonredeemable non-controlling interests	(185,062)	(293,348)
Total deficit	(859,218)	(882,647)

Total liabilities, redeemable non-controlling interests, redeemable preferred stock, and shareholders' deficit	$1,757,721	$1,706,404

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(4,166)	$(23,366)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	85,924	92,059
Gain on sale of investment	(336)	(250)
Gain on investment in equity securities	(17,574)	-
Amortization of deferred financing costs	2,675	2,680
Change in fair value of contingent consideration	(86)	2,384
Loss on disposal of equipment and improvements	1,741	3,014
Share-based compensation expense	20,664	10,921
Impairment of intangible assets	802	13,101
Accrued interest expense	(3,935)	3,492
Deferred taxes, net	2,599	(9,182)
Other	(1,654)	(681)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(267)	(1,719)
Other receivables	4,020	27,474
Inventory	3,993	(276)
Other current assets	(1,900)	(592)
Operating lease right-of-use assets	7,825	7,335
Other assets	(1,303)	(1,233)
Related parties, net	(1,783)	3,797
Accounts payable	(8,326)	(35,962)
Accrued expenses	1,338	641
Settlement processing funds, net	34,157	(59,077)
Operating lease liabilities	(8,571)	(6,745)
Other	183	74
Net cash provided by operating activities	116,020	27,889
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	(38,832)
Purchase of equipment and improvements	(20,481)	(36,808)
Acquisition of intangible assets	(6,821)	(8,013)
Net proceeds from sale of investments	-	250
Return of capital on equity method investment	906	-
Collection of deferred cash consideration	-	4,882
Collections of notes receivable	429	1,878
Net cash used in investing activities	(25,967)	(76,643)
Cash flows from financing activities:
Proceeds from long-term debt	186,240	583,505
Repayments of long-term debt	(322,729)	(580,795)
Deferred financing costs paid	-	(2)
Contingent consideration paid	(1,243)	(6,276)
Deferred cash consideration paid	(887)	(915)
Secondary offering proceeds	115,538	381,619
Purchase of LLC Interests, Class B and Class D common stock in connection with the secondary offerings	(115,538)	(362,635)
Repurchases of shares to satisfy minimum tax withholding	(1,345)	(1,819)
Proceeds from issuance of redeemable preferred stock	149,250	-
Redeemable preferred stock issuance costs	(1,660)	-
Proceeds from exercise of common stock options	6,145	1,010
Distributions to non-controlling interest holders	(4,513)	(9,772)
Contribution from non-controlling interest holders	505	-
Net cash provided by financing activities	9,763	3,920
Effect of exchange rate changes on cash and cash equivalents	14,634	(1,774)
Net increase (decrease) in cash, cash equivalents and restricted cash	114,450	(46,608)
Cash, cash equivalents, and restricted cash, beginning of year	304,089	350,697
Cash, cash equivalents, and restricted cash, end of year	$418,539	$304,089

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% change	2020	2019	% change

Revenue	$116,673	$129,380	(10%)	$439,101	$485,778	(10%)
Currency impact[1]	-	656	NM	-	(8,728)	NM
Currency-neutral revenue	$116,673	$130,036	(10%)	$439,101	$477,050	(8%)

Net income (loss)	$3,862	$(3,170)	NM	$(4,166)	$(23,366)	82%
Net income attributable to non-controlling interests in consolidating entities	(1,545)	(3,079)	50%	(7,189)	(7,877)	9%
Income tax expense (benefit)	8,423	5,166	63%	13,122	4,548	189%
Interest expense, net	5,929	9,402	(37%)	28,988	41,139	(30%)
Depreciation and amortization	21,808	23,647	(8%)	85,924	92,059	(7%)
Gain on investment in equity securities	(1,824)	-	NM	(17,574)	-	NM
Share-based compensation	5,273	3,080	71%	20,664	10,921	89%
Transition, acquisition and integration costs[2]	2,763	13,022	(79%)	26,832	42,825	(37%)
Adjusted EBITDA	44,689	48,069	(7%)	146,601	160,250	(9%)
Currency impact[1]	-	(318)	NM	-	(5,219)	NM
Currency-neutral adjusted EBITDA	$44,689	$47,751	(6%)	$146,601	$155,031	(5%)

[1]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[2]	For the three months ended December 31, 2020, earnings adjustments include $2.8 million of transition, acquisition and integration related costs.
For the three months ended December 31, 2019, earnings adjustments include $2.4 million of employee termination benefits,
$8.0 million of transition, acquisition and integration costs and a $2.6 million impairment charge related to the write-down of a trademark.
For the year ended December 30, 2020, earnings adjustments include $5.9 million of employee termination benefits,
$17.4 million of transition, acquisition and integration related costs, $2.7 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
For the year ended December 31, 2019, earnings adjustments include $5.1 million of employee termination benefits,
$26.1 million of transition, acquisition and integration costs, and $11.6 million of impairment charges net of non-controlling interest.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three months ended December 31,
	2020	% of Segment revenue	Gain on investment	Adjustments[1]	2020 Adjusted	2019	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2019 Adjusted	Adjusted % change
Transactions
Americas	256.4					289.6					(11%)
Europe	670.2					683.4					(2%)
Total	926.6					973.0					(5%)

Segment revenue
Americas	$73,620	63%	$-	$-	$73,620	$81,197	63%	$-	$(1,821)	$79,376	(7%)
Europe	43,052	37%	-	-	43,052	48,183	37%	-	2,477	50,660	(15%)
Revenue	116,673	100%	-	-	116,673	129,380	100%	-	656	130,036	(10%)

Segment profit
Americas	34,403		-	1,326	35,729	30,969		6,342	(1,226)	36,085	(1%)
Europe	15,385		(1,824)	765	14,326	13,462		3,622	908	17,992	(20%)
Total segment profit	49,788		(1,824)	2,091	50,055	44,431		9,964	(318)	54,076	(7%)
Corporate	(6,038)		-	672	(5,366)	(9,384)		3,058	-	(6,325)	(15%)
Total	$43,751		$(1,824)	$2,763	$44,689	$35,047		$13,022	$(318)	$47,751	(6%)

Segment profit margin - Americas	46.7%				48.5%	38.1%				45.5%
Segment profit margin - Europe	35.7%				33.3%	27.9%				35.5%
Margin - Total	37.5%				38.3%	27.1%				36.7%
[1]	For the three months ended December 31, 2020, the Americas segment profit adjustments include $1.3 million of transition, acquisition and integration costs.
The Europe segment profit adjustments include $0.8 million of transition, acquisition and integration costs.
Segment profit also excludes a gain on an investment in equity securities of $1.8 million.
Corporate adjustments include $0.7 million of transition, acquisition, and integration related costs.
[2]	For the three months ended December 31, 2019, the Americas segment profit adjustments include $2.4 million of employee termination benefits, and $3.9 million of transition, acquisition an integration costs.
The Europe adjustments include $1.0 million of transition, acquisition and integration costs and $2.6 million impairment due to the write-down of a tradename.
The Corporate adjustments include $3.1 million of transition, acquisition and integration costs.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

	Year Ended December 31,
	2020	% of Segment revenue	Gain on investment	Adjustments[1]	2020 Adjusted	2019	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2019 Adjusted	Adjusted % change
Transactions
Americas	973.8					1,073.7					(9%)
Europe	2,588.5					2,543.9					2%
Total	3,562.2					3,617.6					(2%)

Segment revenue
Americas	$275,233	63%	$-	$-	$275,233	$303,840	63%	$-	$(9,662)	$294,178	(6%)
Europe	163,868	37%	-	-	163,868	181,938	37%	-	934	182,872	(10%)
Revenue	439,101	100%	-	-	439,101	485,778	100%	-	(8,728)	477,050	(8%)

Segment profit
Americas	106,051		-	13,023	119,074	96,587		21,824	(5,519)	112,892	5%
Europe	65,448		(17,574)	8,931	56,805	55,319		10,933	299	66,551	(15%)
Total segment profit	171,499		(17,574)	21,954	175,879	151,906		32,757	(5,219)	179,444	(2%)
Corporate	(34,157)		-	4,878	(29,278)	(34,481)		10,068	-	(24,413)	20%
Total	$137,342		$(17,574)	$26,832	$146,601	$117,425		$42,825	$(5,219)	$155,031	(5%)
Segment profit margin - Americas	38.5%				43.3%	31.8%				38.4%
Segment profit margin - Europe	39.9%				34.7%	30.4%				36.4%
Margin - Total	31.3%				33.4%	24.2%				32.5%
[1]	For the year ended December 31, 2020, the Americas segment profit adjustments include $3.8 million of employee termination benefits,
$6.7 million of transition, acquisition and integration costs, $1.7 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
The Europe segment profit adjustments include $1.5 million of employee termination benefits, $6.4 million of transition, acquisition and integration costs, and $1.0 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities. Segment profit also excludes a gain on an investment in equity securities of $17.6 million.
Corporate adjustments includes $0.6 million of employee termination benefits, and $4.3 million of transition, acquisition, and integration related costs.
[2]	For the year ended December 31, 2019, the Americas segment profit adjustments include $4.8 million of employee termination benefits, $11.0 million of transition, acquisition an integration costs and a $6.0 million impairment of intangible assets.
The Europe adjustments include $0.1 million in employee termination benefits, $5.2 million of transition, acquisition and integration costs, and
$5.6 million impairment of intangible assets, net of non-controlling interest,
The Corporate adjustments include $0.2 million in employee termination benefits and $9.9 million of transition, acquisition and integration costs.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% change	2020	2019	% change

Net income (loss)	$3,862	$(3,170)	NM	$(4,166)	$(23,366)	82%
Net income attributable to non-controlling interests in consolidating entities	(1,545)	(3,079)	50%	(7,189)	(7,877)	9%
Income tax expense	8,423	5,166	63%	13,122	4,548	189%
Gain on investment in equity securities	(1,824)	-	NM	(17,574)	-	NM
Share-based compensation	5,273	3,080	71%	20,664	10,921	89%
Transition, acquisition and integration costs[1]	2,763	13,022	(79%)	26,832	42,825	(37%)
Acquisition intangible amortization[2]	10,303	11,727	(12%)	42,424	46,813	(9%)
Non-GAAP adjusted income before taxes	27,255	26,747	2%	74,112	73,864	0%
Income taxes at normalized tax rate[3]	(6,160)	(6,178)	0%	(16,749)	(17,063)	2%
Adjusted net income	$21,095	$20,568	3%	$57,363	$56,801	1%
Adjusted net income per share[4]	$0.23	$0.25	(8%)	$0.64	$0.69	(7%)
[1]	For the three months ended December 31, 2020, earnings adjustments include $2.8 million of transition, acquisition and integration related costs.
For the three months ended December 31, 2019, earnings adjustments include $2.4 million of employee termination benefits,
$8.0 million of transition, acquisition and integration related costs, and a $2.6 million impairment charge related to the write-down of a trademark.
For the year ended December 31, 2020, earnings adjustments include $5.9 million of employee termination benefits,
$17.4 million of transition, acquisition and integration related costs, $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
For the year ended December 31, 2019, earnings adjustments include $5.1 million of employee termination benefits,
$26.1 million of transition, acquisition and integration related costs, and an impairment charge of $11.6 million, net of non-controlling interest.
[2]	Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[3]	Normalized corporate income tax expense calculated using 22.6% and 23.1% for 2020 and 2019, respectively, based on blended federal and state tax rates and utilizing the Tax Reform Act for 2018 federal rates.
[4]	Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares) plus weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(share count in millions)	2020	2019	2020	2019
Class A (GAAP weighted average common stock)	43.6	37.8	42.0	32.7
Class B	33.5	34.5	34.0	35.2
Class C	1.8	2.3	2.1	2.4
Class D	3.8	7.4	4.2	11.4
Stock options, RSUs, RSAs	1.0	0.8	0.8	0.8
Preferred shares (if converted)	10.0	-	6.9	-
Pro forma weighted average shares	93.6	82.9	90.0	82.6

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Net Debt to Adjusted EBITDA Ratio

(in thousands)

Year Ended
12/31/2020
Net loss	$(4,166)
Net income attributable to non-controlling interests in consolidating entities	(7,189)
Income tax expense	13,122
Interest expense, net	28,988
Depreciation and amortization	85,924
Gain on investment in equity securities	(17,574)
Share-based compensation	20,664
Transition, acquisition and integration costs	26,832
Adjusted EBITDA	$146,601

Ratio of Net Debt to LTM Adjusted EBITDA
12/31/2020
Gross debt	$591,169
Less: available cash[1]	(172,090)
Net debt	$419,079
Leverage Ratio	2.9x

___________________________
[1] Available cash includes cash in transit from December 31 transaction date.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 8 - 2021 Outlook (unaudited)

(in millions)

	2021 Outlook	2020 Actual	% Change

Revenue	$483 to $491	$439	10% - 12%

GAAP Net income / (loss)	$16 to $24	($4)
Adjustments[1]	154 to 152	151
Adjusted EBITDA	$170 to $176	$147	16% - 20%
Adjusted EBITDA margin	35.4% to 35.9%	33.4%	200 bps to 250 bps
[1]	Represents an estimated range of adjustments to reconcile GAAP net income (loss) to adjusted EBITDA, a non-GAAP measure.
These adjustments include a) net income attributable to non-controlling interests in consolidating entities, b) income tax expense,
c) net interest expense, d) depreciation and amortization, e) gain / (loss) on investment in equity securities, f) share-based compensation, and g) costs related to transition, acquisition or integration activities. Differences may exist due to rounding.
Estimates of these adjustments used in the forward-looking measure are subject to variability, complexity and limited visibility of these items.

Contacts

Sarah Jane Perry
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com